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                                                                    EXHIBIT 23.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of SystemSoft Corporation on Form S-8 (File Nos. 33-85968, 33-80843, 333-13019 and 333-18657) and on Form S-3 (File Nos. 33-96116 and 333-19211) of our report dated February 28, 1997, on our audits of the consolidated financial statements and financial statement schedule of SystemSoft Corporation as of January 31, 1997 and 1996, and for each of the three years in the period ended January 31, 1997, which report is incorporated by reference into this Annual Report on Form 10-K.


                                              /s/ Coopers & Lybrand L.L.P.
                                              COOPERS & LYBRAND L.L.P.

Boston, Massachusetts
April 25, 1997